Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marilynn Meek

Financial Relations Board

212-827-3773

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

Dallas, TX, November 10, 2015 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	NXRT paid its second quarterly dividend of $0.206 per share of NXRT common stock on September 30, 2015. Subsequent to the third quarter 2015, NXRT’s Board approved a quarterly dividend of $0.206 for each share of NXRT common stock (or $4.4 million in the aggregate), payable on December 31, 2015 for holders of record on December 15, 2015

•	AFFO¹ totaled $7.9 million, or $0.37 per common share, compared to $7.1 million in second quarter of 2015

•	FFO¹ of $7.0 million, $0.33 per common share, compared to $6.7 million for the second quarter of 2015

•	NOI¹ of $15.7 million, including partial months for two properties acquired during the quarter, and $43.7 million for the first nine months of 2015

•	Rental income increased to $27.0 million for the quarter, compared to $25.5 million for the second quarter of 2015

•	Net loss of $890,000, $(0.04) per common share; includes depreciation and amortization of $9.1 million

•	Average effective rent per unit across all 41 properties, consisting of 12,822 units was $796 while physical occupancy was 93.1%

•	NXRT completed upgrades on 696 units for the quarter, for an average per unit rental increase of $88 correlating to a 24.4% ROI

•	Same Store rental income, NOI and occupancy increased 6.4%, 11.0%, and 183 basis points to 93.3%, respectively, as compared to the same period last year

•	During the quarter, NXRT acquired two multifamily communities, totaling 784 units, for a combined purchase price of $74.8 million; in the first nine months of 2015, NXRT acquired 9 multifamily communities for a combined purchase price of $258.2 million

•	Subsequent to the third quarter of 2015, NXRT acquired a 333-unit suburban apartment community in Fort Worth, Texas for $19.25 million

¹	AFFO, FFO and NOI are Non-GAAP measures. For reconciliations of AFFO, FFO and NOI to net income and a discussion of why we consider these Non-GAAP measures useful, see the “Definitions and Reconciliations” section of this release.

Jim Dondero, Chairman and President of NXRT, said, “This quarter’s results helped solidify our value-add thesis and what we believe is the key to our Company’s near-term future growth. Our Same Store NOI, which added one property in the third quarter, delivered a strong 11.0% growth. We are also pleased to announce that on October 30, 2015, we purchased The Place at Vanderbilt, a 333-unit apartment community in Fort Worth, Texas.”

Third Quarter Financial Results

For the quarter ended September 30, 2015, AFFO attributable to common shareholders was $7.9 million, or $0.37 per common share, and FFO was $7.0 million, or $0.33 per common share. For the nine months ended September 30, 2015, AFFO attributable to common shareholders was $22.1 million, or $1.04 per common share, and FFO was $18.7 million or $0.88 per common share.

The Company recorded a net loss in the third quarter of 2015 of $890,000, which included depreciation and amortization of $9.1 million. This compared to a net loss of $6.4 million for the third quarter of 2014, which included depreciation and amortization of $5.8 million. For the first nine months of 2015, the Company had a net loss of $9.0 million, which included $30.8 million of depreciation and amortization. This compared to a net loss of $11.4 million for the first nine months of 2014, which included depreciation and amortization of $11.4 million.

The changes in the Company’s net loss, AFFO and FFO for the three and nine month periods ended September 30, 2014 primarily relate to NXRT acquiring, owning and operating an additional 16 properties for a total of 41 properties as of September 30, 2015, compared to 25 properties at September 30, 2014, as well as Same Store NOI growth of 11.0%.

Same Store Properties Operating Results

The Company’s Same Store properties at September 30, 2015 included 10 properties totaling 3,227 units, or approximately 25% of the Company’s 12,822 units. These Same Store properties represented approximately 26% of NexPoint’s NOI for the quarter ended September 30, 2015.

Same Store rental revenue, Same Store NOI and Same Store occupancy increased 6.4%, 11.0%, and 183 basis points to 93.3%, respectively, in the third quarter, compared to the same period last year.

Multifamily Acquisitions

As previously announced, during the third quarter of 2015, NexPoint acquired two properties: Madera Point, a 256-unit Class B multifamily community built in 1985 and located in Mesa, Arizona for a purchase price of $22.5 million, and Pointe at the Foothills, a 528-unit Class B multifamily community built in 1986 and located in Phoenix, Arizona for a purchase price of $52.3 million.

During the first nine months of this year, NXRT acquired nine multifamily properties for a total purchase price of $258.2 million.

Value-Add Programs

In the third quarter rehab capital expenditures, which includes interior, exterior and common area improvements, totaled $10.5 million.

Total rehab capital expenditures for the first nine months of 2015 were $26.1 million.

Subsequent Events

On October 30, 2015, NexPoint acquired a new property: The Place at Vanderbilt, a 333-unit Class B multifamily community built in 1984, located in Fort Worth, Texas.

The Place at Vanderbilt was purchased for $19.25 million and financed in part through the assumption of a $13.875 million floating rate mortgage with an interest rate of 2.23% over 30-day LIBOR, that matures on January 1, 2022. The balance of the purchase price was funded using NXRT’s available unrestricted cash.

2015 Full Year Guidance

The Company is expecting full year 2015 guidance for NOI, FFO, and AFFO as follows:

•	NOI: $59 million - $61 million

•	FFO: $1.22 - $1.29 per share

•	AFFO: $1.38 – $1.45 per share

Additional information on the third quarter results and 2015 financial and earnings guidance is included in supplemental data that can be found in the Investor Relations section of the Company’s website at www.nexpointliving.com.

Fourth Quarter 2015 Dividend

On November 10, 2015 the Company declared a quarterly dividend of $0.206 per share of NXRT common stock, payable on December 31, 2015 to stockholders of record on December 15, 2015.

Supplemental Information

Supplemental information to this press release can be found in the Investor Relations section of the Company’s website at www.nexpointliving.com. Our filings with the Securities and Exchange Commission are filed under the registrant name of NexPoint Residential Trust, Inc.

Third Quarter Earnings Conference Call

NexPoint will host a call to discuss its third quarter results on Tuesday, November 10, 2015 at 11:00 a.m. ET. The number to call for this interactive teleconference is (877) 876-9173 or for international callers, (785) 424-1670, in each case using passcode 4105748. A live audio webcast of the call will be available online at the Company’s website, http://www.nexpointliving.com (under “Investor Relations”).

A replay of the call will be available approximately two hours after the call through Monday, November 16, 2015, by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering the confirmation number, 4105748.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. More information about NXRT is available at http://www.NexPointLiving.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s guidance for financial results for the 2015 full year. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review NXRT’s Forms 10-Q for the first and second quarters, as well as the quarter ended September 30, 2015 that will be filed with the SEC on November 13, 2015, final information statement and NXRT’s Form 10 registration statement filed with the SEC, for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Definitions and Reconciliations

This press release includes analysis of adjusted funds from operations, or AFFO, funds from operations, or FFO, and net operating income, or NOI, all of which are non-GAAP financial measures of performance. These non-GAAP measures should be used as a supplement to, and not a substitute for, net income (loss) computed in accordance with GAAP. For a more complete discussion of AFFO, FFO, and NOI, see our Form 10-Q for the quarter ended September 30, 2015, that will be filed with the SEC on November 13, 2015, and our Form 10-Qs for the first and second quarter previously filed with the SEC. This press release includes an analysis of Same Store properties, those multifamily communities that are stabilized and comparable for both the current and the prior reporting year. Same Store property analysis for third quarter includes 10 properties totaling 3,227 units, or approximately 25% of the Company’s 12,822 units for the quarter ended September 30, 2015.

FFO and AFFO

We believe that net income, as defined by GAAP, is the most appropriate earnings measure. We also believe that funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations, or AFFO, are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO attributable to common shareholders in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with Net Loss before adjusting for noncontrolling interests and show the noncontrolling interests as an adjustment to arrive at FFO attributable to common shareholders. AFFO is calculated by adjusting our FFO by adding back items that do not reflect ongoing property operations, such as acquisition expenses, equity-based compensation expenses and the amortization of deferred loan costs. AFFO will also be adjusted to include any gains (losses) from sales of property to the extent excluded from FFO and exclude relevant noncontrolling interests. We will not have any equity-based compensation expenses unless and until our stockholders approve an amendment to the Company’s charter to remove the 1940 Act compliance requirements.

We believe that the use of FFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.

The following table reconciles our calculations of FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the three months ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(889,903)	$(6,441,369)	$(9,047,467)	$(11,399,719)
Depreciation and amortization	9,135,353	5,846,387	30,795,663	11,425,607
Gain on eminent domain	(157,882)	—	(157,882)	—
Adjustment for noncontrolling interest	(1,088,515)	(1,031,202)	(2,889,472)	(1,019,372)

FFO attributable to common shareholders	6,999,053	(1,626,184)	18,700,842	(993,484)

FFO per share	$0.33	$(0.08)	$0.88	$(0.05)

Acquisition costs	617,670	3,606,312	2,786,932	6,352,836
Gain on eminent domain (1)	157,882	—	157,882	—
Amortization of deferred financing costs	268,379	106,293	808,906	188,242
Equity-based compensation expenses	—	—	—	—
Adjustment for noncontrolling interest	(125,319)	(517,414)	(390,955)	(949,776)

AFFO attributable to common shareholders	7,917,665	1,569,006	22,063,607	4,597,818

AFFO per share	$0.37	$0.07	$1.04	$0.22

(1)	Gain on eminent domain: On August 4, 2015, The Department of Transportation of the State of Georgia (“DOT”), through exercise of eminent domain, appropriated 0.966 acres of land and certain access rights from The Crossings in Marietta, GA and paid the sum of $326,111 as just and adequate compensation. The Company recognized a gain on eminent domain of $157,882. Due to immateriality, the gain on eminent domain was included in Other Income for the three and nine months ended September 30, 2015.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) corporate general and administrative expenses and other gains and losses that are specific to us and (6) entity level general and administrative expenses that are either non-recurring in nature or incurred on behalf of us at the property for expenses such as legal, professional and franchise tax fees.

The following is a table that details our net operating income for the three months ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014. The net operating income in the following table has not been adjusted for the effects of any noncontrolling interests.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(889,903)	$(6,441,369)	$(9,047,467)	$(11,399,719)
Advisory and administrative fees	1,454,476	517,594	4,169,830	758,314
Corporate general and administrative fees	816,821	—	1,647,805	—
Non-recurring property level general and administrative fees and other	(55,810)	148,825	514,430	239,515
Depreciation and amortization	9,135,353	5,846,387	30,795,663	11,425,607
Interest expense	4,621,715	2,046,306	12,869,376	4,116,164
Acquisition costs	617,670	3,606,312	2,786,932	6,352,836

Net operating income	$15,700,322	$5,724,055	$43,736,569	$11,492,717

Same Store Properties

We review our stabilized multifamily communities on a comparable basis between periods, referred to as “Same Store.” Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current period and the same period for the prior reporting year. There are ten properties meeting this definition for the third quarter of 2015: Miramar, Arbors on Forest Ridge, Cutter’s Point, Eagle Crest, Meridian, Silverbrook, Timberglen, Toscana, The Grove at Alban, and Willowdale Crossing.

Reconciliation of Guidance for 2015 NOI, FFO and 2015 AFFO

The Company anticipates that net loss will be in the range between $10.0 million to $11.0 million for the full year of 2015 and between $1 million to $2 million for the fourth quarter of 2015. The difference between net loss and FFO is depreciation and amortization and gains from property dispositions, which is anticipated to be $40.0 million to $41.0 million for the full year of 2015. The difference between FFO and AFFO is deferred loan costs, acquisition costs, and gains to the extent excluded from FFO which are anticipated to total approximately $4 million for the full year of 2015. The difference between net loss and NOI is depreciation and amortization, interest expense, acquisition costs, the advisory and administrative fees and the reimbursement of adviser expenses, which are anticipated to total approximately $70 million to $71 million for the full year of 2015 and $16 million to $17 million for the fourth quarter of 2015. Our guidance also assumes no additional property acquisitions in 2015 other than the previously reported acquisition on October 30, 2015 of The Place at Vanderbilt.

In this release, “we,” “us,” “our,” the “Company,” “NexPoint,” “NexPoint Residential Trust” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.

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